EXHIBIT 10.15

ADDENDUM TO PLEDGE AND SECURITY AGREEMENT

BY AND AMONG

SIBANNAC, INC., A NEVADA CORPORATION

AND

KIRK KIMERER

The Effective Date of the transaction shall be deemed to be August 31, 2015, for all purposes hereunder.

The state of incorporation of Sibannac, Inc. is amended from Colorado to Nevada.

Date: January 26, 2016

Sibannac, Inc.

By:/s/ Daniel L. Allen

            Name: Daniel L. Allen

            Title:   Chief Executive Officer

Date: January 26, 2016

Kirk Kimerer

By:/s/ Kirk Kimerer

            Name:  Kirk Kimerer

To be effective as of June 30, 2015

PLEDGE AND SECURITY AGREEMENT

PLEDGE AGREEMENT, dated as of June 30, 2015, made by Kirk Kimerer ("Pledgor"), to Sibannac, Inc. ("Lender").

PRELIMINARY STATEMENTS:

Lender is the holder of a Promissory Note dated as of June 30, 2015, made by Pledgor in favor of Apollo Media Network, Inc. (the "Note"), and subsequently transferred to Lender. It is a condition precedent to the acceptance of the Note by Lender that Pledgor shall have made the pledge contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to accept the Note, Pledgor hereby agrees as follows:

SECTION 1. Pledge. Pledgor hereby pledges, transfers and assigns to Lender and any assigns and grants to Lender a security interest in, the following (the "Pledged Collateral"):

1,400,000 Common Shares (the "Pledged Shares") owned by Pledgor in Sibannac, Inc. and certificate number representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property, proceeds or benefits from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations present or future, direct or indirect, absolute or contingent, matured or not, of Kirk Kimerer to Lender under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations present or future, direct or indirect, absolute or contingent, matured or not of Pledgor to Lender under this Agreement or the Note (all such obligations of Pledgor being the "Obligations").

SECTION 3. Delivery of Pledged Collateral.

(a) All certificates or instruments representing or evidencing any Pledged Collateral (including without limitation the Pledged Shares upon the issuance thereof to Pledgor) shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral

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for Certificates or instruments of smaller or larger denominations.

(b) Pledgor shall upon the request of Lender deliver, or cause to be delivered to Lender any or all of the Pledged Collateral not referred to in Section 3(a) if Lender determines in its sole discretion that such delivery will enhance, protect, maintain, create or otherwise aid Lender in the perfection or maintenance of the security interests created hereby.

(c) Pledgor shall deliver herewith an Irrevocable Proxy (coupled with interest) in the form attached as Exhibit A hereto.

SECTION 4. Perfecting Security Interest.

(a) Pledgor shall permit a UCC-1 to be filed with the Secretaries of State of Colorado evidencing the pledge of the 1,400,000 shares of Pledgor's common shares in Sibannic, Inc. and Pledgor shall cause any other filings to be made and assist Lender in giving any notice as may be required to perfect or maintain Lender's security interest in the Pledged Shares.

SECTION 5. [Intentionally omitted.]

SECTION 6. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Lender, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral, including without limitation filing one or more UCC-ls to protect Lender's security interest in the Pledged Collateral and making any filing statement or appearance before or with any other regulatory authority. Pledgor authorizes Lender to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Lender covering the Pledged Collateral. Pledgor will join Lender at its request in executing all financial statements in form satisfactory to Lender and Lender will pay the cost of filing or recording any such financial statement or of this Agreement if it is deemed by Lender to be necessary or desirable.

SECTION 7. Voting Rights, Etc. Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant hereto.

SECTION 8. Transfers and Other Liens; Additional Shares.

(a) Pledgor agree that he will not, except as otherwise provided in that certain Put Option dated as of June 30, 2015 by and between Pledgor and Lender (the "Put") or by other written agreement between Pledgor and Lender (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

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SECTION 9. Lender Appointed Attorney-in-Fact. Pledgor hereby appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instrument made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

SECTION 10. Lender May Perform. If Pledgor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 13.

SECTION 11. Reasonable Care. Lender shall exercise reasonable care in the custody of the Pledged Collateral in its possession or control hereunder at any time. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, but no less than reasonable care, it being understood that Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

SECTION 12. Remedies upon Default. If any Default (as defined in the Note) shall have occurred and be continuing:

(a) Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of Colorado, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Colorado, at that time, and Lender may also, without notice except as specified below, exercise any voting or other consensual rights with respect to the Pledged Collateral, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so

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adjourned.

(b) Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of Lender, be held by Lender as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 13) in whole or in part by Lender against, all or any part of the Obligations in such order as Lender shall elect. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Lender and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus, provided that Lender shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

(c) All rights and remedies of Lender expressed herein are in addition to all other rights and remedies possessed by Lender in the Note, all third party guaranties and any other agreement or instrument relating to the Obligations.

(d) Notwithstanding anything to the contrary in the Note, this Agreement or the Code, Lender agrees that in the event Lender sells or takes possession of the Pledged Collateral, the Note and the Obligations shall be deemed fully satisfied and paid in full, and Lender shall not be entitled to seek a deficiency or take any other action against Pledgor with respect to the Note.

SECTION 13. Expenses. Pledgor will upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (i) the exercise or enforcement of any of the rights of Lender hereunder of (ii) the failure by Pledgor to perform or observe any of the provisions hereof.

SECTION 14. Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Note, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner, place or terms of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note;

(iii) any sale, exchange, release, surrender or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations or any setoff against all or any of the Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower.

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SECTION 15. Amendments, etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication), mailed or telegraphed or delivered to it, addressed to it at such party's address specified herein; or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

SECTION 17. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Pledgor, its successors and assigns and (iii) inure to the benefit of Lender and its successors, transferees and assigns. Notwithstanding the foregoing clause (iii), Lender may assign or otherwise transfer the Note or its interests under this Agreement to any other person or entity, without Pledgor's consent. Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Colorado. Unless otherwise defined herein or in the Note, terms defined in Article 9 of the Uniform Commercial Code in the State of Colorado are used herein as therein defined.

[signature page follows]

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IN WITNESS WHEREOF, Pledgor and Lender have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Pledgor:

Kirk Kimerer

/s/ Kirk Kimerer

1313 E. Osborn Road, Suite 100

Phoenix, AZ 85014

Lender:

Sibannac, Inc.

by: /s/ Daniel Allen

its: CEO

1313 E. Osborn Road, Suite 100

Phoenix, AZ 85014

Attention: Chief Executive Officer

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